                         TITAN MOTORCYCLE CO. OF AMERICA

                        AMENDED AND RESTATED CERTIFICATE
                     OF DESIGNATIONS OF SERIES A CONVERTIBLE
                                PREFERRED STOCK

             (Pursuant to Section 78.1955 of the General Corporation
                          Law of the State of Nevada)


                          ---------------------------

                  Titan Motorcycle Co. of America, a Nevada corporation (the "Corporation"), in accordance with the provisions of Section 78.1955 of the General Corporation Law of the State of Nevada (the "NGCL"), DOES HEREBY
CERTIFY:

                  That pursuant to authority vested in the Board of Directors of the Corporation by the Restated Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by unanimous written consent dated September 10, 1999, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.001 par value, which series is designated as "Series A Convertible Preferred Stock"; and

                  That upon the recommendation of the Board of Directors of the Corporation, an amendment to such resolution setting forth the terms of the Series A Convertible Preferred Stock was duly approved by the holders of the Series A Convertible Preferred Stock pursuant to a written consent dated June 1, 2000, which resolution as so amended and restated is as follows:

                  RESOLVED, that pursuant to authority vested in the Board of Directors by the Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby amend and restate the terms of the following series of Preferred Stock, $.001 par value (hereinafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Restated Articles of Incorporation of the Corporation, does hereby fix the same as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

                  SECTION 1.        DEFINITIONS.  As used herein, the
following terms shall have the following meanings:
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                  "Accrual Amount" means with respect to any share of Series A
Convertible Preferred Stock on any date the amount of all accrued but unpaid dividends on such share from the Issuance Date to the date of determination.

                  "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                  "Aggregated Person" means, with respect to any person, any person whose beneficial ownership of shares of Common Stock would be aggregated with the beneficial ownership of shares of Common Stock by such person for purposes of Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder.

                  "AMEX" means the American Stock Exchange, Inc.

                  "Average Market Price" for any date means the arithmetic average of the Market Price for each of the Trading Days during the applicable Measurement Period.

                  "Biannual Reset Date" means the date occurring every six months after the Initial Reset Date on the same day of each sixth month as the Initial Reset Date through the third anniversary of the Issuance Date (for example, if the Initial Reset Date is September 9, 2000, Biannual Reset Dates shall occur on each March 9 and September 9 thereafter through September 9,
2002).

                  "Blackout Period" means the period of up to 30 consecutive days after the date the Corporation notifies holders of shares of Series A Convertible Preferred Stock who are bound by any Registration Rights Agreement that such holders are required, pursuant to Section 4(d) of the Registration Rights Agreements, to suspend offers and sales of Registrable Securities pursuant to the Registration Statement as a result of an event or circumstance described in Section 3(f)(1) of the Registration Rights Agreements, during which period, by reason of Section 3(f)(2) of the Registration Rights Agreements, the Corporation is not required to amend the Registration Statement or to supplement the related prospectus.

                  "Board of Directors" or "Board" means the Board of Directors of the Corporation.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  "Cash and Cash Equivalent Balances" of any person on any date shall be determined from such person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such

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person and its subsidiaries on a consolidated basis on such date and available for use by such person and its subsidiaries on such date and (2) all assets which would, on a consolidated balance sheet of such person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents.

                  "Common Stock" means the Common Stock, $.001 par value, of the Corporation.

                  "Computation Date" means, if a Redemption Limitation Event occurs, any of (1) the date which is 30 days after such Redemption Limitation Event occurs, if any Redemption Limitation Event is continuing on such date, (2) each date which is 30 days after a Computation Date, if any Redemption Limitation Event is continuing on such date, and (3) the date on which all Redemption Limitation Events cease to continue.

                  "Control Notice" means a notice given by the Corporation to the holders of shares of the Series A Convertible Preferred Stock, in accordance with Section 7(a)(5) or Section 11(b)(4), stating that an Inconvertibility Day or an Optional Redemption Event, as the case may be, has occurred by reason of events which are not solely within the control of the Corporation.

                  "Conversion Agent" means Signature Stock Transfer, Inc., or its duly appointed successor, as conversion agent for the Series A Convertible Preferred Stock pursuant to the Transfer Agent Agreement.

                  "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as herein provided.

                  "Conversion Date" means, with respect to each conversion of shares of Series A Convertible Preferred Stock pursuant to Section 10, the date on which the Conversion Notice relating to such conversion is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means.

                  "Conversion Notice" means a written notice, duly signed by or on behalf of a holder of shares of Series A Convertible Preferred Stock, stating the number of shares of Series A Convertible Preferred Stock to be converted in the form specified in the Subscription Agreements.

                  "Conversion Price" means:

                  (1) for any Conversion Date during the period from the Issuance Date through the 364th day thereafter, the Fixed Conversion Price;

                  (2) for any Conversion Date during the Reset Period commencing on the Initial Reset Date, the lesser of:

                           (a)      130% of the Fixed Conversion Price; and

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
                           (b) 90% of the Average Market Price during the Measurement Period for the Initial Reset Date; and

                  (3) for any Conversion Date during each Reset Period commencing on each successive Biannual Reset Date, the lesser of:

                           (a) 130% of the Conversion Price in effect for the previous Reset Period; and

                           (b) 90% of the Average Market Price during the Measurement Period for such Biannual Reset Date;

provided, however, that the Conversion Price applicable to a particular conversion shall be subject to reduction as provided in Section 10(b)(6); and provided further, however, that if a Redemption Limitation Event occurs, then, in addition to any other right or remedy of any holder of shares of Series A Convertible Preferred Stock, thereafter the Conversion Price for the shares not redeemed shall be reduced on each Computation Date by an amount equal to five percent of the amount that the Conversion Price otherwise would have been without any reduction pursuant to this proviso (pro rated in the case of any Computation Date which is less than 30 days after a Redemption Limitation Event occurs or less than 30 days after another Computation Date), such reduction not to exceed a maximum aggregate reduction for all Computation Dates of 30% of the amount that the Conversion Price otherwise would have been without any reduction pursuant to this proviso, such reduction to remain in effect for 30 days after the end of the Redemption Limitation Event.

                  "Conversion Rate" shall have the meaning provided in Section 10(a).

                  "Converted Market Price" means, for any share of Series A Convertible Preferred Stock as of any date of determination, an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 10(a) of one share of Series A Convertible Preferred Stock if a Conversion Notice were given by the holder of such share of Series A Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion based on beneficial ownership contained in Section 10(a)) times (y) the Average Market Price of the Common Stock during the Measurement Period for the date of such determination.

                  "Corporation Optional Redemption Notice" means a notice given by the Corporation to the holders of shares of Series A Convertible Preferred Stock pursuant to Section 9(a) which notice shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series A Convertible Preferred Stock pursuant to Section 9(a), (2) the number of shares of Series A Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price per share of Series A Convertible Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith, and (4) the applicable Redemption Date.


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                  "Current Price" means with respect to any date the arithmetic average of the Market Price of the Common Stock on the ten consecutive Trading Days commencing 15 Trading Days before such date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Final Redemption Date" means the date of redemption of shares of Series A Convertible Preferred Stock pursuant to Section 9(b), determined in accordance therewith.

                  "Final Redemption Notice" means a notice given by the Corporation to each holder of Series A Convertible Preferred Stock pursuant to
Section 9(b), which notice shall state (1) that the Corporation is exercising its right to redeem all outstanding shares of Series A Convertible Preferred Stock pursuant to Section 9(b), (2) the number of shares of Series A Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Final Redemption Price per share of Series A Convertible Preferred Stock held by such holder which are to be redeemed, determined in accordance herewith, and (4) the Final Redemption Date.

                  "Final Redemption Price" means, for any share of Series A Convertible Preferred Stock on any date, an amount equal to the sum of (i) $1,000 plus (ii) an amount equal to the Accrual Amount on the share of Series A Convertible Preferred Stock to be redeemed to the Final Redemption Date, plus
(iii) an amount equal to the accrued and unpaid interest on cash dividends in arrears on such share of Series A Convertible Preferred Stock to the Final Redemption Date (determined as provided in Section 5).

                  "Fixed Conversion Price" means $2.6812 (subject to equitable adjustments from time to time on terms reasonably determined by the Board of Directors for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Nevada).

                  "Generally Accepted Accounting Principles" for any person means the generally accepted accounting principles and practices applied by such person from time to time in the preparation of its audited financial statements.

                  "Inconvertibility Day" means any Trading Day on which the Corporation would not have been required to convert in accordance with Section 10(a) any shares of Series A Convertible Preferred Stock as a consequence of the limitations set forth in Section 7(a)(1) had all outstanding shares of Series A Convertible Preferred Stock held by such holder on such Trading Day been converted into Common Stock on such Trading Day (without regard to the limitation, if any, on beneficial ownership by such holder contained in Section 10(a)).

                  "Inconvertibility Notice" shall have the meaning provided in
Section 7(a)(2).

                  "Indebtedness" as used in reference to any person means all indebtedness of such person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally


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Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such person and all indebtedness secured by mortgage or other lien upon property owned by such person, although such person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such person, but excluding specifically accounts payable and accrued expenses.

                  "Initial Reset Date" means the first anniversary of the Issuance Date (having the same calendar month and day as the Issuance Date).

                  "Issuance Date" means September 17, 1999.

                  "Junior Dividend Stock" means, collectively, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series A Convertible Preferred Stock.

                  "Junior Liquidation Stock" means the Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock.

                  "Junior Stock" shall have the meaning provided in Section 10(b)(8).

                  "Liquidation Preference" means, for each share of Series A Convertible Preferred Stock, the sum of (i) an amount equal to the Accrual Amount thereon to the date of final distribution to such holders and (ii) $1,000.00.

                  "Majority Holders" means at any time the holders of shares of Series A Convertible Preferred Stock which shares constitute a majority of the outstanding shares of Series A Convertible Preferred Stock.

                  "Market Price" of the Common Stock on any date means the closing bid price for one share of Common Stock on such date on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) the Nasdaq, if the Nasdaq constitutes the principal market for the Common Stock on such date, or (c) the Nasdaq SmallCap, if the Nasdaq SmallCap constitutes the principal securities market for the Common Stock on such date, in any such case as reported by Bloomberg, L.P.; provided, however, that if during any Measurement Period or other period during which the Market Price is being determined:

                  (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price



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
         (determined without regard to this proviso) for each such day in such Measurement Period or such other period by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

                  (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the end of such 45-day period, then the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

                  (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the date on which such combination becomes effective and
         (2) the date on which trading in the Common Stock on a basis which gives effect to such combination begins, shall be proportionately increased;

                  (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than



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
         any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets including securities (but excluding any rights or warrants referred to in clause (ii) of this proviso, dividends and distributions paid exclusively in cash and any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for each day in such Measurement Period or such other period which day is prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction, the numerator of which shall be the Market Price (determined without regard to this proviso) for such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price (determined without regard to this proviso) for such date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause
         (iv) of this proviso) for any such Trading Day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series A Convertible Preferred Stock shall have the right to receive upon conversion of the shares of Series A Convertible Preferred Stock the amount of Securities the holders of shares of Series A Convertible Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series A Convertible Preferred Stock been issued, or had the holders of shares of Series A Convertible Preferred Stock converted the shares of Series A Convertible Preferred Stock, in either such case immediately prior to the record date for such distribution (provided, however, that if such Securities are not then available, the Corporation shall substitute cash or securities or other property of equivalent value on terms reasonably satisfactory to the holders of shares of Series A Convertible Preferred Stock). If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

                  For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (i) or (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause
         (i) or (ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common



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
         Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

                  (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than an Option Share Surrender) for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after the Issuance Date and within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any Tender Offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made (such aggregate amount combined with the amounts in clauses (1), (2) and (3) above being the "Combined Amount"), exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such Measurement Period or such other period which day is prior to the earlier of (A) the record date with respect to such distribution and
         (B) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for each such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such Combined Amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to this proviso) for such day; provided, however, that in the event the portion of the cash so distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock for any such day, then in lieu of the foregoing adjustment with respect to such day, adequate provision shall be made so that the holders of shares of Series A Convertible Preferred Stock shall have the right to receive upon conversion of shares of Series A Convertible Preferred Stock the amount of cash the holders of shares of Series A Convertible Preferred Stock would have received had the holders of shares of Series A Convertible Preferred Stock converted shares of Series A Convertible Preferred Stock immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

                  (vi) A Tender Offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such Tender Offer, of consideration paid or payable in respect of any other Tender Offers by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, and
         (3) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) for any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration paid or payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such Tender Offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day times the Market Price (determined without regard to this proviso) of the Common Stock on the Trading Day next succeeding the Expiration Time.

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
                  "Maximum Share Amount" means 3,429,400 shares of Common Stock, or such greater number of shares as permitted by the rules of the Nasdaq SmallCap or other securities market on which the Common Stock is then listed (such amount to be subject to equitable adjustment from time to time on terms reasonably determined by the Board of Directors for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring or with respect to which "ex-" trading commences after the date of filing this Certificate of Designations with the Secretary of State of the State of Nevada).

                  "Measurement Period" means, with respect to any date, the period of ten consecutive Trading Days ending on the Trading Day prior to such date.

                  "Nasdaq" means the Nasdaq National Market.

                  "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

                  "Net Cash and Cash Equivalent Balances" of any person on any date means an amount not less than zero equal to the consolidated Cash and Cash Equivalent Balances of such person and its subsidiaries on such date less the amount of any outstanding Indebtedness of such person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or restricts the use of, the consolidated Cash and Cash Equivalent Balances of such person and its subsidiaries.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

                  "Optional Redemption Event" means any one of the following events:

                  (1) For any period of five consecutive Trading Days there shall be no closing bid price of the Common Stock on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX;

                  (2) The Common Stock ceases to be listed for trading on any of the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX and is not simultaneously listed on one of the other such markets or exchanges;

                  (3) The inability for 30 or more days (whether or not consecutive) of any holder of shares of Series A Convertible Preferred Stock to sell such shares of Common Stock issued or issuable on conversion of shares of Series A Convertible Preferred Stock pursuant to the Registration Statement for any reason other than a Blackout Period on each of such 30 days;

                  (4) The Corporation shall (A) default in the timely performance of the obligation to issue shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock as and when required by Section 10 or (B) fail or default in the timely performance of any material obligation (other than as specifically set forth elsewhere in this definition) to a holder of shares of Series A Convertible Preferred Stock under the terms of this Certificate of Designations or under the Subscription Agreements, the Registration Rights Agreements, the Warrants or any other agreement or document entered into in connection with the issuance of shares of Series A Convertible Preferred Stock, as such instruments may be amended from time to time; provided, however, that (i) with respect to the first two occurrences of an event described in clause (A) above, each of such events shall be an Optional Redemption Event only if such default shall have continued for a period of three Trading Days after notice thereof is given to the Corporation by any holder of shares of Series A Convertible Preferred Stock and (ii) an event described in clause (B) above shall be an Optional Redemption Event only if such failure or default shall have continued for a period of 30 days after notice thereof is given to the Corporation by any holder of shares of Series A Convertible Preferred Stock.

                  (5) (A) Any consolidation or merger of the Corporation with or into another entity (other than a merger or consolidation of a subsidiary of the Corporation with or into the Corporation or a wholly-owned subsidiary of the Corporation) where the shareholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction and (i) such transaction materially and adversely affects the rights of any holder of shares of Series A Convertible Preferred Stock or (ii) the common stock of the surviving corporation is not listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap; or (B) any sale or other transfer of all or substantially all of the assets of the Corporation unless (i) the shareholders of the Corporation immediately prior to such transaction own at least 51% of the outstanding voting securities of the transferee of such assets, (ii) the common stock of such transferee is listed for trading on the NYSE, the AMEX, the Nasdaq or the Nasdaq SmallCap and
         (iii) such transferee assumes all of the obligations of the Corporation to the holders of the Series A Convertible Preferred Stock under this Certificate of Designations, the Subscription Agreements and the other instruments contemplated hereby and thereby; or

                  (6) The adoption of any amendment to the Corporation's Articles of Incorporation, without the consent of the Majority Holders, which materially and adversely affects the rights of any holder of shares of Series A Convertible Preferred Stock.

                  "Optional Redemption Notice" means a notice from a holder of shares of Series A Convertible Preferred Stock to the Corporation which states
(1) that the holder delivering such notice is thereby requiring the Corporation to redeem shares of Series A Convertible Preferred

Stock pursuant to Section 11, (2) to such holder's knowledge, a summary of the circumstances constituting the Optional Redemption Event giving rise to such redemption, and (3) the number of shares of Series A Convertible Preferred Stock held by such holder which are to be redeemed.

                  "Optional Redemption Price" means the greater of (i) the Premium Price on the applicable redemption date and (ii) the Converted Market Price on the applicable redemption date.

                  "Parity Dividend Stock" means any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series A Convertible Preferred Stock.

                  "Parity Liquidation Stock" means any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series A Convertible Preferred Stock.

                  "Premium Percentage" means 120%.

                  "Premium Price" means, for any share of Series A Convertible Preferred Stock as of any date of determination, the sum of (a) the product obtained by multiplying (x) the sum of (1) the Conversion Amount plus (2) an amount equal to the Accrual Amount on such share of Series A Convertible Preferred Stock to the date of determination, times (y) the Premium Percentage plus (b) an amount equal to the accrued and unpaid interest on cash dividends in arrears (as provided in Section 5) to the date of determination.

                  "Redemption Date" means the date x of a redemption of shares of Series A Convertible Preferred Stock pursuant to Section 9(a), determined in accordance therewith.

                  "Redemption Limitation Event" means the failure of the Corporation to pay the applicable redemption price when due for some or all of the shares of Series A Convertible Preferred Stock required to be redeemed pursuant to Section 7 or Section 11 by reason of a restriction contained in the Company's loan agreements or facilities with Wells Fargo Credit, Inc., or with any other institutional lender, whether such agreements or facilities are now existing or hereafter created; and such Redemption Limitation Event shall be deemed to continue until such redemption price is paid in full in accordance with the terms of this Certificate of Designations.

                  "Redemption Price" means the greater of (i) the Premium Price on the applicable Redemption Date and (ii) the Converted Market Price on the applicable Redemption Date; provided, however, that if the Corporation, as certified by an officer of the Corporation in the Corporation Optional Redemption Notice, has Net Cash and Cash Equivalent Balances which, together with the amount of all definitive, binding commitments available to the Corporation (which may include available borrowing capacity under instruments which also reflect outstanding Indebtedness) on or prior to the applicable Redemption Date to fund payment of the Redemption Price (as defined in this proviso) of the shares of Series A Convertible Preferred Stock to be redeemed, are sufficient, after taking into account the Corporation's net cash requirements during the period from the date the Corporation Optional Redemption Notice is given to the Redemption Date, to pay such Redemption Price of the shares of Series A

Convertible Preferred Stock to be redeemed, the "Redemption Price" means the Premium Price on the applicable Redemption Date.

                  "Registration Rights Agreements" means the several Registration Rights Agreements entered into between the Corporation and the original holders of the shares of Series A Convertible Preferred Stock, as amended or modified from time to time in accordance with their respective terms.

                  "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 2(a) of the Registration Rights Agreements.

                  "Reorganization Event" means a capital reorganization, reclassification, or similar transaction involving the capital stock of the Corporation (other than with a wholly-owned subsidiary of the Corporation), a consolidation, merger or business combination of the Corporation with another corporation or entity, or the sale or conveyance of all or substantially all of the assets of the Corporation.

                  "Reset Period" means the applicable six month period commencing on the Initial Reset Date and on each Biannual Reset Date thereafter and ending on the day immediately prior to the next Biannual Reset Date.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC Effective Date" means the date the Registration Statement is first declared effective by the SEC.

                  "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking senior as to dividends to the Series A Convertible Preferred Stock.

                  "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock.

                  "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock, $.001 par value, of the Corporation.

                  "Share Limitation Redemption Date" means each date on which the Corporation is required to redeem shares of Series A Convertible Preferred Stock as provided in Section 7(a).

                  "Share Limitation Redemption Price" means the greater of (a) the Premium Price on the applicable Share Limitation Redemption Date and (b) the Converted Market Price on the applicable Share Limitation Redemption Date.

                  "Stockholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock on conversion of the Series A Convertible Preferred Stock, as and to the extent required under Rule 4310(c)(25)(H) of the Nasdaq SmallCap as in effect from time to time or any successor, replacement or similar provision thereof or of any other market on which the Common Stock is listed for trading.

                  "Subscription Agreements" means the several Subscription Agreements by and between the Corporation and the original holders of shares of Series A Convertible Preferred Stock pursuant to which the shares of Series A Convertible Preferred Stock were issued.

                  "Tender Offer" means a tender offer or exchange offer.

                  "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) the Nasdaq SmallCap, which at the time constitutes the principal securities market for the Common Stock, is open for general trading.

                  "Transfer Agent Agreement" means the Transfer Agent Agreement, dated as of September 15, 1999, by and among the Corporation, the Conversion Agent and the original holders of the Series A Convertible Preferred Stock for the benefit of the holders from time to time of shares of Series A Convertible Preferred Stock.

                  "Warrants" means the Common Stock Purchase Warrants issued by the Corporation in connection with the issuance of the shares of Series A Convertible Preferred Stock.

                  SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Convertible Preferred Stock", and the number of shares constituting the Series A Convertible Preferred Stock shall be 4,000, and shall not be subject to increase. The Corporation shall not issue any shares of Series A Convertible Preferred Stock other than pursuant to the Subscription Agreements, unless such issuance shall have been approved by the Majority Holders. Any shares of Series A Convertible Preferred Stock which are redeemed by the Corporation and retired and any shares of Series A Convertible Preferred Stock which are converted in accordance with Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the Corporation's class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series A Convertible Preferred Stock.

                  SECTION 3.        [RESERVED.]

                  SECTION 4. RANK. Subject to Section 12(b), all Series A Convertible Preferred Stock shall rank (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) senior to any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (iii) senior to any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith.

                  SECTION 5. DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $60.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series A Convertible Preferred Stock and shall be payable quarterly on March 1, June 1, September 1 and December 1 of each year commencing December 1, 1999 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, which record dates must be not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series A Convertible Preferred Stock shall be paid in cash or, in lieu of paying such dividends and subject to the limitations in Section 5(b) hereof, the amount of such dividends shall be included in the Accrual Amount for each share, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series A Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends required to be paid in cash pursuant to Section 5(b) which are not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 14% per annum until paid (or such lesser rate as shall be the maximum rate allowable by applicable law). No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock (except for Option Share Surrenders), unless and until all accrued and unpaid cash dividends on the Series A Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

                  If at any time any dividend on any Senior Dividend Stock shall be in arrears, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series A

Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

                  Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  (b) If (x) prior to any dividend payment date the Corporation notifies the holders of Series A Convertible Preferred Stock that the dividends with respect to such date will be paid in cash or (y) on any dividend payment date the Corporation is not in compliance in all material respects with its obligations to the holders of the Series A Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreements, the Registration Rights Agreements, the Warrants and this Certificate of Designations) and such noncompliance continues for a period of ten days after notice thereof is given to the Corporation by any holder of Series A Convertible Preferred Stock, such dividends must be timely paid in cash. If clauses (x) or (y) of the foregoing sentence do not apply on any dividend payment date, the Corporation may, but shall not be required to, pay the applicable dividends in cash. The amount of any dividends not paid in cash shall be included in the Accrual Amount for each share of Series A Convertible Preferred Stock.

                  (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than 10% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series A Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series A Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series A Convertible Preferred Stock equal to the greater of (i) the Premium Price in effect on the date of purchase pursuant to this Section 5(c) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(c).

                  (d) Neither the Corporation nor any subsidiary of the Corporation shall (1) make any Tender Offer for 10% or more of the outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding such a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series A Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series A Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock actually purchased in such Tender Offer at a price per share of Series A Convertible Preferred Stock equal to the greater of
(i) the Premium Price in effect on the date of purchase pursuant to this Section 5(d) and (ii) the Converted Market Price on the date of purchase pursuant to this Section 5(d).

                  SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series A Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Series A Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series A Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution or winding up of the Corporation.

                  SECTION 7.        MAXIMUM SHARE AMOUNT REDEMPTION.

                  (a) REDEMPTION BASED ON MAXIMUM SHARE AMOUNT. (1) Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq, the Nasdaq SmallCap, or other securities market on which the Common Stock is then listed, so long as the Common Stock is listed on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX the Corporation shall not be required to issue upon conversion of shares of Series A Convertible Preferred Stock pursuant to Section 10 more than the Maximum Share Amount. The Maximum Share Amount shall be allocated among the shares of Series A Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the initial issuance of 4,000 shares of Series A Convertible Preferred Stock. Each certificate for shares of Series A Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series A Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. Upon surrender of any certificate for shares of Series A Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 10(a) of less than all of the shares of Series A

Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series A Convertible Preferred Stock evidenced by such new certificate. If any certificate for shares of Series A Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series A Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series A Convertible Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series A Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series A Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series A Convertible Preferred Stock so converted, and if there shall be no other shares of Series A Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series A Convertible Preferred Stock outstanding on such date.

                  (2) The Corporation shall promptly, but in no event later than five Business Days after the occurrence, give notice to each holder of shares of Series A Convertible Preferred Stock (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder of shares of Series A Convertible Preferred Stock may at any time after the occurrence give notice to the Corporation, in either case, if on any ten Trading Days within any period of 20 consecutive Trading Days the Corporation would not have been required to convert shares of Series A Convertible Preferred Stock of such holder in accordance with Section 10(a) as a consequence of the limitations set forth in Section 7(a)(1) had the shares of Series A Convertible Preferred Stock held by such holder been converted in full into Common Stock on each such day, determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of
Section 10(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten Trading Days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, such Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by such holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series A Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series A Convertible Preferred Stock) as shall not, on the Business Day prior to the date of such redemption, be convertible into shares of

Common Stock by reason of the limitations set forth in Section 7(a)(1) (determined without regard to the limitation, if any, on beneficial ownership of Common Stock by such holder contained in the proviso to the second sentence of
Section 10(a)), within 15 Trading Days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price. If a holder of shares of Series A Convertible Preferred Stock directs the Corporation to redeem outstanding shares of Series A Convertible Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series A Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in Section 7(a)(1), to convert all of such holder's shares of Series A Convertible Preferred Stock (determined without regard to the limitation, if any, on beneficial ownership of shares of Common Stock by such holder contained in the proviso to the second sentence of Section 10(a)) on any ten Trading Days within any period of 15 consecutive Trading Days commencing after the period of 20 consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series A Convertible Preferred Stock, as the case may be, had all of such holder's shares of Series A Convertible Preferred Stock been surrendered for conversion into Common Stock on each of such ten Trading Days within such 15 Trading Day period, then the Corporation shall not be required to redeem any shares of Series A Convertible Preferred Stock by reason of such Inconvertibility Notice.

                  (3) Notwithstanding the giving of any Inconvertibility Notice by the Corporation to the holders of Series A Convertible Preferred Stock pursuant to Section 7(a)(2) or the giving or the absence of any notice by the holders of the Series A Convertible Preferred Stock in response thereto or any redemption of shares of Series A Convertible Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq, the Nasdaq SmallCap, or other securities market on which the Common Stock is then listed.

                  (4) On each Share Limitation Redemption Date (or such later date as a holder of shares of Series A Convertible Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series A Convertible Preferred Stock being redeemed pursuant to this Section 7(a)), the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series A Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one Business Day prior to such Share Limitation Redemption Date. Upon redemption of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series A Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series A Convertible Preferred Stock may be redeemed.

                  (5)      (A)      Notwithstanding any other provision of this
Certificate of Designations, if an Inconvertibility Day occurs by reason of events which are not solely within the control of the Corporation, the Corporation shall have the right to give a Control Notice to the holders of Series A Convertible Preferred Stock at any time after such Inconvertibility Day occurs and prior to the earlier of (1) the date on which all holders of shares of Series A Convertible Preferred Stock who had the right (other than as limited by this Section 7(a)(5)) to require redemption of any shares of Series A Convertible Preferred Stock by reason of the occurrence of such Inconvertibility Day no longer have such right and (2) the applicable Share Limitation Redemption Date by reason of the earliest notice given by any holder of shares of Series A Convertible Preferred Stock directing the Corporation to redeem such shares in accordance with Section 7(a)(2) by reason of such Inconvertibility Day. For purposes of this Section 7(a)(5), an Inconvertibility Day shall be deemed to have occurred by reason of events which are not solely within the control of the Corporation if a requirement of the Corporation to redeem, or a right of any holder of shares of Series A Convertible Preferred Stock to require redemption of, shares of Series A Convertible Preferred Stock by reason thereof would result in the Corporation being required to classify the Series A Convertible Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation prepared in accordance with Generally Accepted Accounting Principles and Regulation S-X of the SEC. If the Corporation timely gives a Control Notice to the holders of shares of Series A Convertible Preferred Stock, then in lieu of payment of the Share Limitation Redemption Price pursuant to a redemption notice given by any holder of shares of Series A Convertible Preferred Stock in accordance with Section 7(a)(2) by reason of such Inconvertibility Day and commencing on such Inconvertibility Day the Conversion Price for all outstanding shares of Series A Convertible Preferred Stock will be 80% of the amount the Conversion Price would otherwise be. Such adjustment of the Conversion Price shall continue in effect until the earliest of (x) the date which is 90 days after the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq SmallCap or other securities market on which the Common Stock is then listed, (y) the date any further adjustments are made following a failure to obtain the Stockholder Approval as provided below, and (z) the date when shares of Series A Convertible Preferred Stock are no longer outstanding. On or after the date the Corporation gives such Control Notice, upon notice from the Majority Holders, the Corporation promptly shall call a special meeting of its stockholders, to be held not later than 90 days after such notice is given, to seek the Stockholder Approval for the issuance of all shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock in accordance with Section 10 and shall use its best efforts to obtain the Stockholder Approval. The Corporation shall prepare and file with the SEC within 20 days after such notice is given preliminary proxy materials which set forth a proposal to seek such Stockholder Approval. The Corporation shall provide the Majority Holders an opportunity to consult with the Corporation regarding the content of such proxy materials insofar as it relates to the Stockholder Approval by providing copies of such preliminary proxy materials and any revised preliminary proxy materials to the Majority Holders a reasonable period of time prior to their filing with the SEC. The Corporation shall furnish to each holder of shares of Series A Convertible Preferred Stock a copy of its definitive proxy materials for such special meeting and any amendments or supplements thereto promptly after the same are mailed to stockholders or filed with the SEC. Upon the earlier of (i) the failure to obtain the Stockholder Approval at the special meeting or (ii) the failure to hold the special meeting within such 90-day period, the Corporation shall so notify the holders of shares of Series A Convertible Preferred Stock and such of the following as shall be specified by notice to the Corporation from the Majority Holders shall occur:
(1) commencing on the Business Day following the Corporation's receipt of such notice, the Conversion Price of the outstanding shares of Series A Convertible Preferred Stock will be 60% of the amount the Conversion Price would otherwise be without regard to other adjustments pursuant to this Section 7(a)(5) or Section 11(b)(4) and (2) the Corporation shall promptly file applications and take all other actions necessary to (i) list the Common Stock for trading and quotation on the OTC Bulletin Board or such other securities market or exchange which will not restrict the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and (ii) upon filing such applications, request the immediate removal of the Common Stock from listing on the securities market on which it is then listed which restricts the issuance of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock without the Stockholder Approval.

                  (B) If and for so long as an adjustment of the Conversion Price is simultaneously required by this Section 7(a)(5) and by Section 11(b)(4), the applicable Conversion Price shall be the lower of the two amounts required by each such section.

                  (C) The rights of holders of shares of Series A Convertible Preferred Stock to require redemption of their shares and exercise other rights pursuant to Sections 7(a)(1) through 7(a)(4) by reason of an Inconvertibility Day as to which the Corporation does not have a right to give a Control Notice, or fails to exercise such right on a timely basis, shall not be limited by the operation of this Section 7(a)(5).

                  (b) NO OTHER REDEMPTION. The shares of Series A Convertible Preferred Stock shall not be subject to redemption by the Corporation at the option of the Holders except as provided in this Section 7 and in Section 11.

                  SECTION 8. NO SINKING FUND. The shares of Series A Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

                  SECTION 9.        OPTIONAL REDEMPTION.

                  (a) CORPORATION OPTIONAL REDEMPTION. If (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of shares of Series A Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreements, the Registration Rights Agreements, the Warrants and the provisions of this Certificate of Designations), (2) on the date the Corporation Optional Redemption Notice is given and at all times until the Redemption Date, the Registration Statement is effective and available for use by each holder of shares of Series A Convertible Preferred Stock for the resale of shares of Common Stock acquired by such holder upon conversion of all shares of Series A Convertible Preferred Stock held by such holder and (3) no Optional Redemption Event shall have occurred with respect to which, on the date a Corporation Optional Redemption Notice is to be given or on the Redemption Date, any holder of shares of Series A Convertible Preferred Stock (A) shall be entitled to exercise optional redemption rights under Section 11 by reason of such Optional Redemption Event or (B) shall have exercised optional redemption rights under
Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder, then the Corporation shall have the right, exercisable by giving a Corporation Optional Redemption Notice not less than 30 days or more than 50 days prior to the Redemption Date to all holders of record of the shares of Series A Convertible Preferred Stock, at any time to redeem all or from time to time to redeem any part of the outstanding shares of Series A Convertible Preferred Stock in accordance with this Section 9(a). If the Corporation shall redeem less than all outstanding shares of Series A Convertible Preferred Stock, such redemption shall be made as nearly as practical pro rata from all holders of shares of Series A Convertible Preferred Stock. Any Corporation Optional Redemption Notice under this Section 9(a) shall be given to the holders of record of the shares of Series A Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series A Convertible Preferred Stock of any other holder. On the Redemption Date (or such later date as a holder of shares of Series A Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series A Convertible Preferred Stock to be redeemed pursuant to this Section 9(a)), the Corporation shall make payment of the applicable Redemption Price to each holder of shares of Series A Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the Redemption Date. A holder of shares of Series A Convertible Preferred Stock to be redeemed pursuant to this Section 9(a) shall be entitled to convert such shares of Series A Convertible Preferred Stock in accordance with Section 10 (x) through the day prior to the Redemption Date and (y) if the Corporation shall fail to pay the Redemption Price of any share of Series A Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Redemption Price of such share of Series A Convertible Preferred Stock. No share of Series A Convertible Preferred Stock as to which the holder exercises the right of conversion pursuant to
Section 10 or the optional redemption right pursuant to Section 11 may be redeemed by the Corporation pursuant to this Section 9(a) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Corporation Optional Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be.

                  (b) FINAL REDEMPTION. The Corporation shall have the right to redeem all, but not less than all, outstanding shares of Series A Convertible Preferred Stock at any time on or after the third anniversary of the Issuance Date so long as (1) the Corporation shall be in compliance in all material respects with its obligations to the holders of the Series A Convertible Preferred Stock (including, without limitation, its obligations under the Subscription Agreements, the Registration Rights Agreements, the Warrants and this Certificate of Designations) and (2) no Optional Redemption Event shall have occurred with respect to which on the date a Final Redemption Notice is to be given or on the Final Redemption Date, any holder of shares of Series A Convertible Preferred Stock (a) shall be entitled to exercise optional redemption rights under Section 11 by reason of such Optional Redemption Event or (b) shall have exercised optional redemption rights under Section 11 by reason of such Optional Redemption Event and the Corporation shall not have paid the Optional Redemption Price to such holder. In order to exercise its rights under this Section 9(b), the Corporation shall give a Final Redemption Notice not less than 30 days or more than 50 days prior to the Final Redemption Date to all holders of record of the shares of Series A Convertible Preferred Stock. Any Final Redemption Notice shall be given to the holders of record of the shares of Series A Convertible Preferred Stock by telephone line facsimile transmission to such number as shown on the records of the Corporation for such purpose; provided, however, that any failure or defect in the giving of such notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series A Convertible Preferred Stock of any other holder. On the Final Redemption Date (or such later date as a holder of shares of Series A Convertible Preferred Stock surrenders to the Corporation the certificate(s) for shares of Series A Convertible Preferred Stock to be redeemed pursuant to this Section 9(b)), the Corporation shall make payment of the applicable Final Redemption Price to each holder of shares of Series A Convertible Preferred Stock to be redeemed in immediately available funds to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the Final Redemption Date. A holder of shares of Series A Convertible Preferred Stock to be redeemed pursuant to this Section 9(b) shall be entitled to convert such shares of Series A Convertible Preferred Stock in accordance with Section 10 (x) through the day prior to the Final Redemption Date and (y) if the Corporation shall fail to pay the Final Redemption Price of any share of Series A Convertible Preferred Stock when due, at any time after the due date thereof until such date as the Corporation pays the Final Redemption Price of such share of Series A Convertible Preferred Stock to such holder. No share of Series A Convertible Preferred Stock as to which a holder exercises the right of conversion pursuant to Section 10 or the optional redemption right pursuant to Section 11 may be redeemed by the Corporation pursuant to this Section 9(b) on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Final Redemption Notice shall have been given prior to, or on or after, the date of exercise of such conversion right or optional redemption right, as the case may be.

                  (C) NO OTHER OPTIONAL REDEMPTION. The shares of Series A Convertible Preferred Stock shall not be subject to redemption at the option of the Corporation except as provided in Sections 9(a) and 9(b).

                  SECTION 10.       CONVERSION.

                  (a) CONVERSION AT OPTION OF HOLDER. The holders of the Series A Convertible Preferred Stock may at any time on or after the Issuance Date convert at any time all or from time to time any part of their shares of Series A Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided. Each share of Series A Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Amount, (ii) an amount equal to the Accrual Amount on the share of Series A Convertible Preferred Stock being converted to the applicable Conversion Date, and (iii) accrued but unpaid interest on the dividends required to be paid in cash on the share of Series A Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in
Section 5 by (y) the Conversion Price for such Conversion Date (the "Conversion Rate"); provided, however, that in no event shall any holder of shares of Series A Convertible Preferred Stock be entitled to convert any shares of Series A Convertible Preferred Stock in excess of that number of shares of Series A Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and all Aggregated Persons of such holder (other than shares of Common Stock deemed beneficially owned through the ownership of (x) unconverted shares of Series A Convertible Preferred Stock and (y) the unconverted or unexercised portion of any instrument, including without limitation the Warrants, which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series A Convertible Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

                  (b) OTHER PROVISIONS. (1) Notwithstanding anything in this Section 10(b) to the contrary, no change in the Conversion Amount pursuant to this Section 10(b) shall actually be made until the cumulative effect of the adjustments called for by this Section 10(b) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Amount shall actually be changed to reflect all adjustments called for by this Section 10(b) and not previously made. Notwithstanding anything in this Section 10(b), no change in the Conversion Amount shall be made that would result in the price at which a share of Series A Convertible Preferred Stock is converted being less than the par value of the Common Stock into which shares of Series A Convertible Preferred Stock are at the time convertible.

                  (2) The holders of shares of Series A Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series A Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series A Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series A Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series A Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series A Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series A Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series A Convertible Preferred Stock.

                  (3)      (A)      The right of the holders of Series A
Convertible Preferred Stock to convert their shares shall be exercised by giving (which may be done by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent, with a copy to the Corporation. If a holder of Series A Convertible Preferred Stock elects to convert any shares of Series A

Convertible Preferred Stock in accordance with Section 10(a), such holder shall not be required to surrender the certificate(s) representing such shares of Series A Convertible Preferred Stock to the Corporation unless all of the shares of Series A Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series A Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series A Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series A Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series A Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series A Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series A Convertible Preferred Stock (upon payment by such holder of shares of Series A Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series A Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series A Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series A Convertible Preferred Stock represented by such certificate, the number of shares of Series A Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate, and (2) the Corporation may place a legend on the certificates for shares of Series A Convertible Preferred Stock which refers to or describes the provisions of this paragraph.

                  (B) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series A Convertible Preferred Stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series A Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series A Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one Trading Day after such holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series A Convertible Preferred Stock being converted within one Trading Day after a Conversion Notice has been given (which notice shall specify all defects in the Conversion Notice) and any

Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly corrects all such defects.

                  (4) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series A Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series A Convertible Preferred Stock, the Corporation promptly shall seek, and use its best efforts to obtain and complete, such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (5) In case any Reorganization Event shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such Reorganization Event, lawful and adequate provision shall be made whereby the holders of Series A Convertible Preferred Stock shall thereafter have the right to receive upon conversion of the Series A Convertible Preferred Stock and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of the Series A Convertible Preferred Stock, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of the Series A Convertible Preferred Stock had such Reorganization Event not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Series A Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the conversion of the Series A Convertible Preferred Stock. The Corporation shall not effect any such Reorganization Event (i) unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Corporation) resulting from such Reorganization Event or the corporation or other entity purchasing such assets shall assume by written instrument executed and sent to each holder of Series A Convertible Preferred Stock, the obligation to deliver to such holder of Series A Convertible Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series A Convertible Preferred Stock may be entitled to receive, and containing the express assumption by such successor corporation or other entity of the due and punctual performance and observance of every provision herein to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder, and (ii) in which the Corporation, as opposed to another party to the Reorganization Event, shall be required under any circumstances to make a cash payment at any time to the holders of the Series A Convertible Preferred Stock; provided, however, that this clause (5) shall not limit the Corporation's obligation to make cash payments pursuant to Section 7 or Section 11 if the Corporation fails to give a Control Notice in accordance with the terms thereof.

                  (6) If a holder shall have given a Conversion Notice for shares of Series A Convertible Preferred Stock, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three Trading Days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to such holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series A Convertible Preferred Stock pursuant to the first sentence of this paragraph within three Trading Days after such Conversion Notice is given, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure, (2) for each Trading Day thereafter on which the Corporation so fails to deliver such certificates, the Conversion Price applicable to such conversion shall be reduced by an amount equal to one percent of the amount that the Conversion Price would otherwise be, and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series A Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series A Convertible Preferred Stock thereafter in accordance herewith.

                  (7) No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (i) the arithmetic average of the

Market Price of one share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Conversion Date times (ii) such fraction of a share.

                  (8) The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of Section 10(b)(1), as follows:

                  (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the Current Price for such record date, then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the following formula:

         C(1) = C x   O + N
                      -----
                    O + N x P
                      -----
                        M

where

         C(1)  = the adjusted Conversion Amount

         C     = the current Conversion Amount

         O     = the number of shares of Common Stock outstanding on the
                 record date.

         N     = the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants.

         P     = the offering price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).

         M     = the Current Price per share of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                  (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

         C(1) = C x    M
                      ---
                     M - F

where

         C(1)  = the adjusted Conversion Amount

         C     = the current Conversion Amount

         M     = the Current Price per share of Common Stock on the record date mentioned below.

         F     = the aggregate amount of such cash dividend and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series A Convertible Preferred Stock.

                  (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (iv) If at any time as a result of an adjustment made pursuant to Section 10(b)(5), the holder of any Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

                  (9) Except as otherwise provided above in this Section 10, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

                  (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series A Convertible Preferred Stock and the transfer agent for the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 10, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series A Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

                  (11)     In case on or after the Issuance Date:

                  (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

                  (B) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (C) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (D) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the holders of record of the Series A Convertible Preferred Stock, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the holders of record of the Series A Convertible Preferred Stock or is required to give such notice to such holders, such holders shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

                  SECTION 11.       REDEMPTION AT OPTION OF HOLDERS.

                  (a) REDEMPTION RIGHT. Subject to Section 11(b)(4), if an Optional Redemption Event occurs, then, in addition to any other right or remedy of any holder of shares of Series A Convertible Preferred Stock, each holder of shares of Series A Convertible Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series A Convertible Preferred Stock, or any portion thereof, on the date that is 15 Business Days after the date such holder gives the Corporation an Optional Redemption Notice with respect to such Optional Redemption Event at any time while any of such holder's shares of Series A Convertible Preferred Stock are outstanding, at a price equal to the Optional Redemption Price.

                  (b) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC. (1) On or before the fifth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series A Convertible Preferred Stock a notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. Such notice from the Corporation shall set forth:

                  (i) the date by which the optional redemption right must be exercised, and

                  (ii) a description of the procedure (set forth below) which each such holder must follow to exercise such holder's optional redemption right.

No failure of the Corporation to give such notice or defect therein shall limit the right of any holder of shares of Series A Convertible Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series A Convertible Preferred Stock.

                  (2) To exercise its optional redemption right, each holder of outstanding shares of Series A Convertible Preferred Stock shall deliver to the Corporation on or before the 30th day after the notice required by Section 11(b)(1) is given to such holder (or if no such notice has been given by the Corporation to such holder, within 40 days after such holder first learns of such Optional Redemption Event) an Optional Redemption Notice to the Corporation. At the Corporation's option, an Optional Redemption Notice may be revoked by such holder giving such Optional Redemption Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

                  (3) If a holder of shares of Series A Convertible Preferred Stock shall have given an Optional Redemption Notice, on the date which is 15 Business Days after the date such Optional Redemption Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series A Convertible Preferred Stock to be redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the applicable redemption date.

                  (4) Notwithstanding any other provision of this Certificate of Designations, if an Optional Redemption Event occurs by reason of events which are not solely within the control of the Corporation, the Corporation shall have the right to give a Control Notice to the holders of shares of Series A Convertible Preferred Stock at any time after such Optional Redemption Event occurs and prior to the earlier of (1) the date on which all holders of shares of Series A Convertible Preferred Stock who had the right (other than as limited by this Section 11(b)(4)) to require redemption of any shares of Series A Convertible Preferred Stock by reason of the occurrence of such Optional Redemption Event no longer have such right and (2) the applicable Optional Redemption Date by reason of the earliest Optional Redemption Notice given by any holder of shares of Series A Convertible Preferred Stock by reason of such Optional Redemption Event. If the Corporation timely gives such Control Notice to the holders of shares of Series A Convertible Preferred Stock, then in lieu of payment of the Optional Redemption Price by reason of any such Optional Redemption Event and commencing on the first date on which such Optional Redemption Event occurs the following adjustments shall take effect (subject to the provisions of Section 7(a)(5)(B)):

                  (A) In the case of an Optional Redemption Event described in clauses (1), (2), (3), (4) or (6) of the definition of the term Optional Redemption Event, for so long as such Optional Redemption Event continues and for a period of ten Trading Days thereafter the Conversion Price will be 70% of the amount which the Conversion Price would otherwise be; and

                  (B) In the case of an Optional Redemption Event described in clause (5) of the definition of the term Optional Redemption Event, for so long as any shares of Preferred Stock are outstanding the Conversion Price will be 70% of the amount which the Conversion Price would otherwise be.

For purposes of this Section 11(b)(4), an Optional Redemption Event shall be deemed to have occurred by reason of events which are not solely within the control of the Corporation if a requirement of the Corporation to redeem, or a right of any holder of shares of Series A Convertible Preferred Stock to require redemption of, shares of Series A Convertible Preferred Stock by reason thereof would result in the Corporation being required to classify the Series A Convertible Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation prepared in accordance with Generally Accepted Accounting Principles and Regulation S-X of the SEC, and, in the case of an Optional Redemption Event described in clause (5) of the definition of the term Optional Redemption Event, the Board does not have the right to approve or disapprove the transactions resulting in such event. If as a result of any of the adjustments to the Conversion Price required by this Section 11(b)(4) the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series A Convertible Preferred Stock, such insufficiency shall be deemed to be covered by the applicable Control Notice and the Corporation shall have no obligation to redeem any shares of Series A Convertible Preferred Stock by reason thereof. The Corporation thereupon will use its best efforts to increase the authorized number of shares of Common Stock in accordance with Section 10(b)(4).

                  (C) OTHER. (1) In connection with a redemption pursuant to this Section 11 of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series A Convertible Preferred Stock evidenced by such certificate which have not been redeemed.

                  (2) An Optional Redemption Notice given by a holder of shares of Series A Convertible Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Optional Redemption Notice has been given (which notice shall specify all defects in such Optional Redemption Notice), and any Optional Redemption Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series A Convertible Preferred Stock not in dispute whether or not such holder makes such undertaking.

                  SECTION 12.       VOTING RIGHTS; CERTAIN RESTRICTIONS.

                  (a) VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, shares of Series A Convertible Preferred Stock shall not be entitled to vote on any matter.

                  (b) ARTICLES OF INCORPORATION; CERTAIN STOCK. The affirmative vote or consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series A Convertible Preferred Stock except as otherwise required by law.

                  (c) REPURCHASES OF SERIES A CONVERTIBLE PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series A Convertible Preferred Stock (other than pursuant to Sections 7(a), 9(a), 9(b) or
11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series A Convertible Preferred Stock for cash at the same price per share.

                  (d) OTHER. So long as any shares of Series A Convertible Preferred Stock are outstanding:

                  (1) PAYMENT OF OBLIGATIONS. The Corporation will pay and discharge, and will cause each subsidiary of the Corporation to pay and discharge, when due all their respective obligations and liabilities which are material to the Corporation and its subsidiaries taken as a whole, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

                  (2) MAINTENANCE OF PROPERTY; INSURANCE. (A) The Corporation will keep, and will cause each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (B) The Corporation will maintain, and will cause each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as is reasonably adequate for the conduct of their businesses and the value of their properties.

                  (3) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Corporation will continue, and will cause each subsidiary of the Corporation to continue, to engage in business of the same general type as conducted by the Corporation and its operating subsidiaries at the time this Certificate of Designations is filed with the Secretary of State of the State of Nevada, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

                  (4) COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

                  (5) INVESTMENT COMPANY ACT. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

                  SECTION 13. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all authorized and issued shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the applicable Conversion Date, each share of Series A Convertible Preferred Stock converted into Common Stock, unless the Corporation shall default in its obligation to issue and deliver shares of Common Stock upon such conversion as and when required by Section 10; (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate of the Corporation (other than an Affiliate of the Corporation who is a natural person or any original holder of shares of Series A Convertible Preferred Stock) and (iii) from the applicable Redemption Date, Share Limitation Redemption Date, Final Redemption Date or date of redemption pursuant to Section 11, all shares of Series A Convertible Preferred Stock which are redeemed or repurchased, so long as in each case the Redemption Price, the Share Limitation Redemption Price, the Final Redemption Price, the Optional Redemption Price or other repurchase price, as the case may be, of such shares of Series A Convertible Preferred Stock shall have been paid by the Corporation as and when due hereunder.

                  SECTION 14.       MISCELLANEOUS.

                  (a) NOTICES. Any notices required or permitted to be given under the terms of this Certificate of Designations shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be deemed given upon receipt, if delivered personally or by courier (a) in the case of the Corporation, addressed to the Corporation at 2222 West Peoria Avenue, Phoenix, Arizona 85029, Attention: Chief Executive Officer (telephone line facsimile transmission number (602) 331-0941), or (b) in the case of any holder of shares of Series A Convertible Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series A Convertible Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series A Convertible Preferred Stock in accordance with this Section or any holder of shares of Series A Convertible Preferred Stock shall have provided to the Corporation in accordance with this Section.

                  (b) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series A Convertible Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series A Convertible Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security if such holder has and agrees to maintain reasonably sufficient assets to support the indemnity) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series A Convertible Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series A Convertible Preferred Stock without charge to such holder.

                  (c) OVERDUE AMOUNTS. Except as otherwise specifically provided in Section 5 with respect to dividends in arrears on the Series A Convertible Preferred Stock, whenever any amount which is due to any holder of shares of Series A Convertible Preferred Stock is not paid to such holder when due, such amount shall bear interest at the rate of 14% per annum (or such other rate as shall be the maximum rate allowable by applicable law) until paid in full.

                  IN WITNESS WHEREOF, Titan Motorcycle Co. of America has caused this Amended and Restated Certificate of Designations to be signed by ______________________________________________, its ___________________________,
and ________________________________________________, its _____________________,
as of the _______ day of __________________, 2000.

                                       TITAN MOTORCYCLE CO. OF
                                          AMERICA

                                       By:
                                          --------------------------------------
                                          Title:  President

                                       By:
                                          --------------------------------------
                                          Title:  Secretary